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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K
                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 1997



                           GERON CORPORATION
         (Exact name of registrant as specified in its charter)

                                Delaware
             (State or other jurisdiction of incorporation)




       0-20859                                           75-2287752
(Commission File Number)                       (IRS Employer Identification No.)




200 Constitution Drive, Menlo Park, CA                                  94025
(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code:    (415) 473-7700

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On December 23, 1996, Geron Corporation, a Delaware corporation (the "Company"), announced that it had signed a Heads of Agreement with Pharmacia & Upjohn to collaborate in the discovery, development and commercialization of a new class of anticancer drugs. The Heads of Agreement, which is non-binding, states that Geron and Pharmacia & Upjohn will use their best efforts to complete negotiations of a definitive agreement. The companies also signed a Stock Purchase Agreement which provides for an initial equity investment of $2 million in Geron by Pharmacia & Upjohn. The definitive agreement will also include provisions for additional equity, research support and milestone payments. Geron will also receive royalties on sales and U.S. co-promotion rights. Further details regarding this announcement are contained in the Company's press release dated December 23, 1996 attached as an exhibit hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)      EXHIBITS.

      Exhibit 99.1  Geron Corporation Press Release dated December 23, 1996.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                GERON CORPORATION
                                (Registrant)



Dated:  January 3, 1997          By:   /s/ David L. Greenwood
                                       -----------------------------------------
                                       David L. Greenwood
                                       Chief Financial Officer, Treasurer
                                       and Secretary (Principal Financial and
                                       Accounting Officer)

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                                INDEX TO EXHIBITS




      Exhibits.

      99.1     Geron Corporation Press Release dated December 23, 1996.